EXHIBIT 4.7

                       NOTE AND WARRANT PURCHASE AGREEMENT
                       -----------------------------------

     This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of March 26, 2003, is entered into by and between Xybernaut Corporation, a Delaware corporation (the "Company"), and the purchaser listed on Exhibit A attached hereto ("Purchaser"), for the issuance and sale to Purchaser of the Note (as defined below) and Warrants (as defined below), in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

     WHEREAS, the parties desire that, upon the terms and subject to the terms and conditions contained herein, the Company shall issue and sell to Purchaser and Purchaser shall purchase the Note and Warrants; and

     WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of the Note and Warrants to be made hereunder.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and Purchaser hereby agree as follows:

     1. PURCHASE AND SALE OF NOTE AND WARRANTS.

          (a) At the Closing (as defined below), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, a promissory note in the aggregate principal amount of $1,750,000 (the "Purchase Price"), bearing interest at the rate of three and one-half percent (3 1/2%) per annum, in substantially the form attached hereto as Exhibit B (the "Note").

          (b) At the Closing, the Company shall issue to Purchaser warrants to purchase an aggregate of one million seven hundred fifty thousand (1,750,000) shares of the common stock of the Company, par value $.01 per share ("Common Stock") in substantially the form attached hereto as Exhibit C (the "Long Term Warrants") The Long Term Warrants shall be exercisable for a period of two (2) years from the date of issuance and shall have an exercise price equal to $1.25 per share.

          (c) At the Closing, the Company shall issue to Purchaser warrants to purchase an aggregate of two million (2,000,000) shares of the Common Stock in substantially the form attached hereto as Exhibit D (the "Short Term Warrants" and, together with the Long Term Warrants, the "Warrants") The Short Term Warrants shall be exercisable for a period which is the later of: (i) six (6) months following the date of issuance, and (ii) one hundred and twenty (120) days following the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission. The Short Term Warrants shall have an exercise price equal to $.43 cents per share.

          (d) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agree to purchase the Note and Warrants. The closing under this Agreement (the "Closing") shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

          (e) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of its Common Stock equal to at least 100% of the aggregate number of shares of Common Stock to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Note, the Warrants, and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

          (f) If, at any time following the date hereof the Company files a registration statement on Form S-3 (or other appropriate form then available, except on Form S-4, S-8 or their respective successor forms) in connection with a public or private offering of its securities to investors (a "Securities Offering"), the Company shall include the Warrant Shares (the "Registrable Securities") on such registration statement (the "Registration Statement"). Notwithstanding anything to the contrary contained in the foregoing: (i) if an investor or investors holding more than fifty percent (50%) of the securities sold in the Securities Offering reasonably requests in writing to the Company that the Registrable Securities should not be included on the Form S-3 registration statement for such Securities Offering, the Company shall not include the Registrable Securities on such registration statement to the extent it reasonably and in good faith believes such inclusion would adversely affect the offering and sale (including pricing, timing or distribution) of the securities; and (ii) if an underwriter of any Securities Offering advises the Company in writing that, in such firm's good faith opinion, the inclusion of the Registrable Securities on the registration statement for such Securities Offering would adversely affect the offering and sale (including pricing, timing or distribution) of the securities to be sold in the Securities Offering, then the Company shall not include the Registrable Securities on such registration statement.

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

          (a)  Purchaser  is  a  corporation,   limited   liability  company  or
partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) This Agreement, the Note, and the Warrants (collectively, the "Transaction Documents") have been duly authorized, validly executed and delivered by

Purchaser and is a valid and binding agreement and obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Purchaser has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

          (c) Purchaser has received and carefully reviewed copies of the Public Documents (as defined below). Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

          (d) Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

          (e) Purchaser is an "accredited investor" as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act.

          (f) Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note or Warrants in whole or in part, in violation of the Securities Act or any applicable securities laws.

          (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act. Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to Purchaser, and covenants for the benefit of Purchaser, as follows:

          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement in any material respect.

          (b) The Company has provided Purchaser with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Form 10-K") filed with the Commission, its Form 10-Q for each of the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively (the "Forms 10-Q) (the Forms 10-Q and Form 10-K collectively, the "Public Documents"). At the time of their filing the Public Documents did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used herein, "Commission Documents" means all reports, schedules, forms, statements and other documents filed by the Company with the Commission after September 30, 2002 pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (c) The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (d) Each of the Transaction Documents have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

          (e) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, each as amended to date or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses
(i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

          (f) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

          (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Commission, The Nasdaq Small Cap Market or pursuant to any state or "blue sky" securities laws subsequent to the Closing).

          (h) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

          (i) To the Company's knowledge, neither this Agreement or the Transaction Documents contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (j) The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof, and the Company's Bylaws as in effect on the date hereof.

          (k) So long as the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 100% of the maximum number of shares of Common Stock to effect the exercise of the Warrants.

          (l) The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its nominee(s), for the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon exercise of the Warrants, in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 6 of this Agreement. The Company warrants that no instruction other than the

Irrevocable Transfer Agent Instructions referred to in this Section 3(l) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 3(l) shall affect in any way the Purchaser' obligations and agreements set forth in Section 6 to comply with all applicable prospectus delivery requirements, if any, upon the resale of the Warrant Shares. If Purchaser provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act or Purchaser provide the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3(l) will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3(l) will be inadequate and agrees, in the event of a breach or Purchaser' reasonable perception of a threatened breach by the Company of the provisions of this Section 3(l), that Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          (m) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note, the Warrants, and the Warrant Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

     4. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE NOTE AND WARRANTS. The obligation of the Company to issue and sell the Note and Warrants to Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a)  Purchaser   shall  have  executed  and  delivered   each  of  the
Transaction Documents.

          (b) Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

          (c) The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (d) At the Closing Date, upon receipt of the Transaction Documents, Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note and Warrants.

     5. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO PURCHASE THE NOTE AND WARRANTS. The obligation of Purchaser to acquire and pay for the Note and Warrants is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion.

          (a) The Company shall have executed and delivered the Transaction Documents.

          (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

          (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

          (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

          (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, the Warrants or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

          (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

          (g) The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a number of shares of Common Stock equal to at least 100% of the number of Warrant Shares issuable upon exercise of the Warrants assuming the Warrants were granted on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

          6. LEGEND.  Each  certificate  representing the Note, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws): "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR XYBERNAUT CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED." The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has either (i) received an opinion of counsel that the registration of the Note, Warrants or Warrant Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) filed a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission, which registration statement has become effective under the Securities Act; and (b) the Company has received an opinion of counsel that either: (i) the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use reasonable efforts to respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

          7. FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay up to $7,500 for the reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Purchaser in connection with the preparation, negotiation, execution and delivery of this Agreement and the other transaction documents.

8.       INDEMNIFICATION.

               (a) The Company hereby agrees to indemnify and hold harmless Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation, warranty or agreement made by the Company in this Agreement.

               (b) Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon any breach of any representation, warranty or agreement made by Purchaser in this Agreement.

          9. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. This Agreement shall be interpreted and construed without any presumption against a party by virtue of such party causing this Agreement to be drafted. Any legal action or proceeding with respect to this Agreement or any of the transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Company and Purchaser hereby unconditionally and irrevocably consents to the personal jurisdiction of the aforesaid courts for itself and in respect of its property, generally and unconditionally. Each of the Company and Purchaser hereby unconditionally and irrevocably waives, in connection with any such action or proceeding brought in the aforesaid courts, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such courts, and the right to seek and/or obtain a trial by jury.

          10. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

               (a) if to the Company:

                   Xybernaut Corporation
                   12701 Fair Lakes Circle
                   Suite 550
                   Fairfax, Virginia  22033
                   Attention: Chief Executive Officer
                   Tel. No.: (703) 631-6925
                   Fax No.:  (703) 631-3903
                   with a copy to:

                   Jenkens & Gilchrist Parker Chapin LLP
                   The Chrysler Building
                   405 Lexington Avenue
                   New York, New York 10174
                   Attention:  Martin Eric Weisberg
                   Tel. No.: (212) 704-6000
                   Fax No.: (212) 704-6288

               (b) if to Purchaser:

                   At the address of Purchaser set forth on Exhibit A to this Agreement.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

     11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

     12. COUNTERPARTS. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


             [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                                        XYBERNAUT CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SUNDIAL INVESTMENTS, LIMITED


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                                    ---------
                                    PURCHASER


NAMES AND ADDRESSES                         NUMBER OF WARRANTS                         DOLLAR AMOUNT
OF PURCHASER                                    PURCHASED                              OF INVESTMENT
------------                                    ---------                              -------------
Sundial Investments, Limited                    3,750,000                               $1,750,000
Gretton House
P.O. Box 65, Duke Street
Grand Turk, Turks & Caicos Islands
British West Indies


                                    EXHIBIT B
                                    ---------
                                  FORM OF NOTE

                                    EXHIBIT C
                                    ---------
                            FORM OF LONG TERM WARRANT

                                    EXHIBIT D
                                    ---------
                           FORM OF SHORT TERM WARRANT

                                    EXHIBIT E
                                    ---------
                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS


                              XYBERNAUT CORPORATION


                                        as of March __ , 2003


[Name and Address of Company's transfer agent]


LADIES AND GENTLEMEN:

     Reference is made to that certain Note and Warrant Purchase Agreement, dated as of March __ , 2003, by and among Xybernaut Corporation, a Delaware corporation (the "COMPANY"), and the Purchaser named therein (the "PURCHASER") pursuant to which the Company is issuing to the Purchaser a promissory note (the "NOTE") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon exercise of the Warrants (the "WARRANT SHARES") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Exercise Notice, and (ii) in the case of a Warrant being exercised, a copy of the Warrant (with the original Warrant delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to the Warrants in the case of their loss, theft or destruction). So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Warrant Shares, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Warrant Shares were sold pursuant to the Registration Statement, then certificates representing the Warrant Shares shall not bear any legend restricting transfer of the Warrant
Shares, and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Warrant Shares has been declared effective by the SEC under the 1933 Act, and
(ii) a copy of such registration statement, then the certificates for the Warrant Shares shall bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR XYBERNAUT CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE

          PROVISIONS  OF  APPLICABLE  STATE  SECURITIES  LAWS  IS  NOT
          REQUIRED."

and, provided further, that the Company may from time to time notify you to place transfer restrictions on the certificates for the Warrant Shares in the event a registration statement covering the Warrant Shares is subject to amendment for events then current.

     A form of written confirmation from counsel to the Company that a registration statement covering resales of the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit I.

     Please be advised that each Purchaser is relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                        Very truly yours,

                                        XYBERNAUT CORPORATION


                                        By:
                                           -------------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:
      --------------------------------
Name:
      --------------------------------
Title:
      --------------------------------
Date:
      -------------

cc: Purchaser

                                    EXHIBIT I
                                    ---------

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


[Name and address of Company's transfer agent]

        Re:  XYBERNAUT CORPORATION
             ---------------------

Ladies and Gentlemen:

     We are  counsel  to  Xybernaut  Corporation,  a Delaware  corporation  (the
"COMPANY"), and have represented the Company in connection with that certain Note and Warrant Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of March __ , 2003, by and between the Company and the Purchaser named therein (the "PURCHASER") pursuant to which the Company issued to the Purchaser a promissory Note (the "NOTE") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company agreed, among other things, to register the Registrable Securities (as defined in the Purchase Agreement), including the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Purchase Agreement, on ________________, 2003, the Company filed a Registration Statement on Form S-3 (File No. 333-________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names the Purchaser as selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                        Very truly yours,

                                        [COMPANY COUNSEL]


                                        By:
                                           -------------------------------------

cc:  [LIST NAME OF PURCHASER]